UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2009

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02(e)

COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

SIGNATURE

ITEM 5.02(e)	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 24, 2009, senior management of Salem Communications Corporation (the “Company”) approved the payment of a cash incentive (i.e., bonus) award of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00) to David Evans, the Company’s President — New Business Development, Interactive and Publishing.  This bonus was awarded pursuant to a plan previously approved by the Compensation Committee of the Board of Directors of the Company and was based upon Mr. Evan’s achievement of certain goals and objectives during the period between January 1 and March 31, 2009.

Incentive bonuses are designated to reward attainment of short-term and long-term goals and reflect both Company and individual performance. In determining the bonus awarded to Mr. Evans, the Company’s senior management evaluated Mr. Evan’s performance during the first quarter of 2009 by considering a variety of factors, including, among others, his ability to reach budget goals for the areas over which Mr. Evan’s has responsibility.

The Company provided additional information regarding the compensation given to Mr. Evans and the Company’s other named executive officers during the year ended December 31, 2008, in the Form 10-K for the Company’s fiscal year ended December 31, 2008, filed with the United States Securities and Exchange Commission on March 13, 2009 and the Proxy Statement filed with the Securities and Exchange Commission on April 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: July 24, 2009
By: /s/ EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer